N   E   W   S        R   E   L   E   A   S   E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

SAVA SENIOR CARE LLC (FORMERLY MARINER HEALTH CARE) DISCONTINUES
SUPPLY RELATIONSHIP WITH PSS WORLD MEDICAL’S ELDER CARE BUSINESS

Contract Loss Results In No Change To Company Financial GoalsFor Fiscal 2006 Of 20% Growth in Earnings Per Share From Continuing Operations

Jacksonville, Fla. (May 17, 2005) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today that its Elder Care Business has been notified by Sava Senior Care LLC, formerly Mariner Health Care, that it will discontinue their medical products supply contractual relationship, effective July 1, 2005. The Elder Care Business generated approximately $27 million in revenues during the latest twelve months with Sava Senior Care LLC/Mariner Health Care.

        Commenting on the announcement, David A. Smith, President and Chief Executive Officer of PSS World Medical, said, “Our goal is to generate 20% growth in earnings per diluted share for each of fiscal years 2006 – 2008. Our three-year plan anticipates certain events, such as a contract loss, and includes initiatives and contingencies designed to ensure the achievement of our earnings goals.

        “We have experienced a productive relationship with Sava/Mariner Health Care. Their decision to switch medical suppliers coincides with a change in ownership. Our hope is that we will be able to provide services to Sava Senior Care LLC in the future.”

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal years 2006, 2007 and 2008; the expected operational cash flow in fiscal year 2006; the ability to sustain revenue growth, retain customer contracts, and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; timing of and results of expected flu vaccine sales during fiscal years 2006, 2007 and 2008; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2006, 2007 and 2008, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; the success of the Company’s efforts to integrate acquired companies and realize expected revenue and cost synergies; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

END